CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Exhibit 10.1

EXCLUSIVE LICENSE AGREEMENT

This Exclusive License Agreement (this “Agreement”) is made as April 24, 2018 (“Effective Date”), by and between Juniper Pharmaceuticals, Inc., a Delaware corporation, (“Juniper’’) and Daré Bioscience, Inc., a Delaware corporation (“Licensee”), each referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, Juniper owns or has the exclusive rights to certain patent rights and owns or has non-exclusive rights to certain technical information and desires to grant licenses of those patent rights and technical information to Licensee;

WHEREAS, Licensee desires to license such patent rights and technical information and has the capability to commercially develop, manufacture, distribute and use Products (as defined below) and Processes (as defined below).

NOW THEREFORE, for good and valuable consideration, the sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1.CERTAIN DEFINITIONS

As used in this Agreement, the following terms shall have the following meanings, unless the context requires otherwise.

1.1“Affiliate” with respect to either Party shall mean any corporation or other legal entity other than that Party in whatever country organized, controlling, controlled by or under common control with that Party.  The term “control” shall mean (i) the direct or indirect ownership of fifty percent (50%) or more of the voting securities having the right to elect directors, or (ii) the power, direct or indirect, to elect or appoint fifty percent (50%) or more of the directors, or to cause direction of management and policies, whether through the ownership of voting securities, by contract or otherwise.

1.2“Commercially Reasonable Efforts” shall mean with respect to the efforts to be expended by Licensee with respect to the objective that is the subject of such efforts, reasonable, good faith efforts and resources to accomplish such objective that a US-based pharmaceutical company of similar size and market capitalization would normally use to accomplish a similar objective under similar circumstances when developing a women’s health product, it being understood and agreed that with respect to the development or commercialization of a Product or Process, such efforts shall be similar to those efforts and resources consistent with the usual practice of such US-based pharmaceutical company in pursuing the development or commercialization of a potential women’s health medical product owned by it or to which it has exclusive rights, with similar product characteristics as the relevant Product or Process.  Without limiting the foregoing, but for

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

the sake of clarity, the determination as to whether or not Licensee has met the foregoing requirement shall take into account all relevant factors with respect to a Product or Process, including without limitation market potential, profit potential, strategic value, stage of development, mechanism of action, efficacy and safety relative to competitive products in the marketplace, actual or anticipated approved labeling, expected and actual competitiveness of alternative products (including generic products) in the market, the nature and extent of market exclusivity (including patent coverage and regulatory exclusivity), cost and likelihood of obtaining regulatory approval, and availability of manufacture and supply for commercial sale

1.3“Distributor” shall mean any third party entity to whom Licensee, an Affiliate of Licensee or a Sublicensee has granted, express or implied, the right to distribute any Product or Process pursuant to Section 2.1(b)(ii).

1.4“First Commercial Sale” shall mean the initial Sale by Licensee or an Affiliate of Licensee or a Sublicensee in an arms-length transaction to a third party anywhere in the applicable License Territory after obtaining necessary marketing and pricing approval, to the extent both are required, from regulatory authorities of a specific Product or Process, but excluding any Sale of a reasonable quantity of Products for clinical trial purposes or marketing samples.

1.5“Generic Competition” shall mean, with respect to a Product or Process in a given country, one or more Generic Products are commercially available in such country.

1.6“Generic Product” shall mean, as to a Product or Process, any product (including a “generic product” approved by way of an Abbreviated New Drug Application or approved under a section 505(b)(2) application, by the FDA (or equivalent regulatory mechanism for another regulatory authority)) that is sold by a third party and (a) in the United States, is “therapeutically equivalent,” “comparable,” “biosimilar,” or “interchangeable,” as evaluated by the FDA, applying the definition of “therapeutically equivalent” set forth in the preface to the then-current edition of the FDA publication “Approved Drug Products With Therapeutic Equivalence Evaluations” or any other definitions set forth in the U.S. Code, FDA regulations, or other source of U.S. Law or (b) outside the United States, meets such equivalent determination by the applicable regulatory authorities (including a determination that the product is “comparable,” “interchangeable,” “bioequivalent,” or “biosimilar” with respect to the Product or Process).

1.7“License Field” shall mean all human and animal pharmaceutical, therapeutic, preventative, diagnostic and palliative uses, including, without limitation vaginal delivery of pharmaceuticals and shall not include any other field not specifically set forth herein.

1.8“License Territory’’ shall mean worldwide.

1.9“Net Sales” shall be calculated as set forth in this Section 1.9, all in accordance with U.S. Generally Accepted Accounting Principles, applied on a consistent basis (“GAAP”).  Subject to the conditions set forth below, “Net Sales” shall mean the gross amount invoiced, or if no invoice is issued, the amount received by Licensee and its Affiliates for or on account of Sales of Products and Processes on a country-by-country basis following First Commercial Sale in such country, less

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

the following amounts to the extent separately stated on the invoice or actually paid or credited by Licensee and its Affiliates in effecting such Sale:

(1)	amounts repaid or credited by reason of charge-backs, retroactive price reductions, billing errors, rejection or return of applicable Products or Processes, and cash, credit or free goods allowances;
(2)	reasonable and customary trade, quantity or cash rebates (including without limitation, government mandated and managed care rebates) or discounts to the extent allowed and taken;
(3)	amounts for outbound transportation, insurance, packaging, handling and shipping, but only to the extent separately invoiced; and
(4)

import, export, excise and sales taxes, customs duties, value added taxes, and other governmental charges levied on or measured by Sales of Products or Processes, whether paid by or on behalf of Licensee, but not franchise or income taxes of any kind whatsoever.

(a)

Specifically excluded from the definition of “Net Sales” are amounts attributable to any Sale of any Product or Process between or among Licensee and any Licensee Affiliate and/or Sublicensee, unless the transferee is the end purchaser, user or consumer of such Product or Process.

(b)	No deductions shall be made for any commissions paid to any individuals or for any costs or expenses of collections.
(c)	Net Sales shall be deemed to have occurred and the applicable Product or Process Sold on the earliest of the date of billing, invoicing, delivery or payment or the due date for payment.
(d)

If any Product or Process is Sold at a discounted price that is substantially lower than the customary non-discounted and discounted price charged, or for non-cash consideration (whether or not at a discount), Net Sales for such Product or Process shall be calculated based on the non-discounted cash amount charged to an independent third party for the Product or Process during the same Reporting Period or, in the absence of such transaction, on the fair market value of the Product or Process.  Non-cash consideration received for a Product or Process that could materially reduce any royalty payment due to Licensee hereunder shall not be accepted without the prior written consent of Licensee.

(e)

In the event Licensee or a Licensee Affiliate or Sublicensee (as used in this Section 1.9(e) each a “Combination Product Seller”) uses a functionally active component or ingredient (for clarity, functionally active components and ingredients shall exclude routine components including without limitation common buffers and

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

standard cell culture media) not licensed by Juniper to Licensee hereunder (“Other Components”) to form a product that is a combination of a Product and/or Process and Other Component(s) (a “Combination Product”), Net Sales for the purposes of calculating the royalty owed to Juniper on Sales of such Product and/or Process shall be calculated as described in the subsections below:

(i)

If all Products and/or Processes and Other Components contained in the Combination Product(s) are Sold separately, Net Sales for Sales of Products and/or Processes for the purposes of calculating royalty payments shall be determined by multiplying [***], or if no [***] (for the purposes of this Section 1.9(e), the “Gross Sales Price”) by [***], in which [***] is [***], and [***] is [***].  For clarity, a Product or Process that delivers a drug either sold separately by Licensee or acquired from a third party shall not be considered a Combination Product with respect to such drug being included in such Product or Process.

(ii)

If the Combination Product contains Products and/or Processes or Other Components not sold separately in any given country (and thus the Gross Sales Price is not available for such Products and/or Processes or Other Components), then Net Sales for purposes of determining royalty payments will be calculated as above, but the [***] in the above equation for such country shall be determined by mutual agreement reached in good faith by the Parties prior to the end of the accounting period in question based on [***].  If the Parties are unable to reach such an agreement prior to the end of the applicable accounting period, then the Parties will refer such matter for dispute resolution pursuant to Section 12.13.

1.10“Patent Rights” shall mean all patents and patent applications that are listed on Exhibit A, including all provisionals, substitutions, continuations, continuations-in-part, divisionals, supplementary protection certificates, renewals, all letters patent granted thereon, and all reissues, reexaminations, extensions, confirmations, revalidations, registrations, patents of addition thereof, PCTs, and foreign equivalents to all of the foregoing.

1.11 “Phase 1 Clinical Trial” shall mean, as to a specific Product or Process, in connection with obtaining regulatory approval in the United States, the first clinical study conducted in humans to obtain preliminary information on a Product’s safety, tolerability, pharmacodynamic activity, pharmacokinetics, drug metabolism and mechanism of action, as well as early evidence of effectiveness if possible, as described more fully in 21 C.F.R. § 312.21(a); or an equivalent clinical study in a country other than the United States in connection with obtaining regulatory approval therein.

1.12“Phase 2 Clinical Trial” shall mean, as to a specific Product or Process, in connection with obtaining regulatory approval in the United States, a clinical study in humans designed with the principal purpose of determining initial efficacy and dosing of such Licensed Product in patients for the indication(s) being studied, as described more fully in 21 C.F.R. § 312.21(b); or an

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equivalent clinical study in a country other than the United States in connection with obtaining regulatory approval therein.

1.13“Phase 3 Clinical Trial” shall mean, as to a specific Product or Process, in connection with obtaining regulatory approval in the United States, a clinical study in humans with a defined dose or set of defined doses of such Product or Process, after successful completion of one or more Phase 2 Clinical Studies, of the efficacy and safety of such Product or Process which is prospectively designed to demonstrate statistically whether such Product is effective and safe for use in a particular indication in a manner sufficient to file an application to obtain marketing approval to market and sell that Product or Process in the United States, as described more fully in 21 C.F.R. § 312.21(c); or an equivalent clinical study in a country other than the United States in connection with obtaining regulatory approval therein.

1.14“Process” shall mean any process, method or service, the performance of which, in whole or in part:

(a)	absent the license granted hereunder would infringe, or is covered by, one or more Valid Claims of Patent Rights (“Patented Process”); or
(b)	does not meet the requirements of the foregoing clause “ (a) ” but incorporates or is based upon Technological Information (“Unpatented Process”).

1.15“Product” shall mean any article, device or composition, the manufacture, use, or sale of which, in whole or in part:

(a)	absent the license granted hereunder would infringe, or is covered by, one or more Valid Claims of Patent Rights; (“Patented Product”); or
(b)	does not meet the requirements of the foregoing clause “ (a) ” but incorporates or is based upon Technological Information (“Unpatented Product”).

1.16“Reporting Period” shall mean each three month period ending March 31, June 30, September 30 and December 31.

1.17“Royalty Term” shall mean, on a country-by-country basis in the License Territory, the period of time beginning with the First Commercial Sale in such country, and ending upon the latest to occur of  (a) expiration of the last-to-expire Valid Claim in such country, (b) ten (10) years from the date of First Commercial Sale in such country, and (c) a Product or Process becoming subject to Generic Competition in such country, provided, however, if there is no Generic Competition in a country for a Product or a Process by the tenth year following the date of First Commercial Sale in such country, the Royalty Term shall terminate on the tenth year following the date of the First Commercial Sale in such country.

1.18“Sell” (and “Sale” and “Sold” as the case may be) shall mean to sell or have sold, to lease or have leased, to import or have imported, in each case for valuable consideration (in the form of

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cash or otherwise) a Product or Process, or otherwise to transfer or have transferred a Product or Process for valuable consideration (in the form of cash or otherwise), and further in the case of a Process, to use or perform such Process for the benefit of a third party.

1.19“Sublicense Income” shall mean consideration in any form received by Licensee and/or Licensee’s Affiliate(s) in consideration for and directly attributable to a grant of a sublicense under the license grant in Section 2.1 to the Patent Rights and/or Technological Information (regardless of whether such grantee is a “Sublicensee” as defined in this Agreement) to make, have made, use, have used, Sell or have Sold Products or Processes.  Sublicense Income shall include without limitation any license signing fee, license maintenance fee, milestone payment (other than for a milestone event for which Licensee or its Affiliate receives a milestone payment from such Sublicensee and where such milestone event corresponds to a milestone event under Section 4.3), unearned portion of any minimum royalty payment, distribution or joint marketing fee if they include sublicense rights , research and development funding in excess of the cost of performing such research and development (such costs to include reasonable overhead charges), and any consideration received for an equity interest in, extension of credit to or other investment in Licensee or Licensee’s Affiliates to the extent such consideration exceeds the fair market value of the equity or other interest received as determined by agreement of the Parties or by an independent appraiser mutually agreeable to the Parties.

Sublicense Income shall not include payments made to reimburse direct costs such as (i) payments or reimbursement for documented sponsored research and/or development activities, valued at the actual cost of such activities plus reasonable overhead charges; or (ii) payment or reimbursement of reasonable patent expenses actually incurred or paid by Licensee and not otherwise reimbursed, or payment of patent expenses required to be paid by Licensee hereunder.  Sublicense Income shall also not include (iii) payments received with respect to a change of control of the Licensee; and (iv) equity in Sublicensee purchased at the fair market value of such equity , and if Licensee or any of its Affiliates makes an equity investment in the Sublicensee at a price that is less than fair market value (as determined in the manner specified above), then the difference between the purchase price and the fair market value on the date that such payment is to be made multiplied by the total number of shares or securities purchased shall be deemed Sublicense Income.

1.20“Sublicensee” shall mean any sublicensee of rights granted under Section 2.1(a)(iii). For purposes of this Agreement, neither a  Distributor of a Product or Process nor a contract manufacturer shall be included in the definition of Sublicensee unless such Distributor or contractor manufacturer (i) is granted any right to make, have made, use or have used Products or Processes in accordance with Section 2.1 (a)(iii), or (ii) has agreed to pay to Licensee or its Affiliate(s) royalties on such Distributor’s or contractor manufacturer’s sales of Products or Processes, in which case such Distributor or contract manufacturer shall be a Sublicensee for all purposes of this Agreement.  For clarity, a clinic that is granted the right to use or have used Products or Processes to treat patients shall not be considered a Sublicensee if Licensee or its Affiliate(s) do not receive royalties or other payments (other than the price paid for the Product or Process) related to such clinic’s use of Products or Processes.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1.21“Technological Information” shall mean proprietary discoveries, know-how and technical information known, licensed, owned, controlled or developed by Juniper or its Affiliates related to intravaginal ring for all indications as of the Effective Date, including for the sake of clarity, Technological Information licensed to Juniper pursuant to the Underlying Agreement and any subsequent improvements thereto, as set forth on Exhibit B attached hereto.

1.22“Underlying Agreement” shall mean that certain License Agreement, dated as of March 25, 2015, by and between Juniper and The General Hospital Corporation (“MGH”), as amended, and as may be amended or restated from time to time.

1.23“Valid Claim” shall mean a claim in an issued, unexpired patent or in a pending patent application within Patent Rights that (a) has not been finally cancelled, withdrawn, abandoned or rejected by any administrative agency or other body of competent jurisdiction, (b) has not been revoked, held invalid, or declared unpatentable or unenforceable in a decision of a court or other body of competent jurisdiction that is unappealable or unappealed within the time allowed for appeal, (c) has not been rendered unenforceable through disclaimer or otherwise, and (d) is not lost through an interference proceeding.  Notwithstanding the foregoing, if a claim of a pending patent application within Patent Rights in the United States has not issued as a claim of a patent within the seven (7) years after the PCT filing date (or the first national filing date if no PCT was filed), such claim shall not be a Valid Claim for the purposes of this Agreement, unless and until such claim issues as a claim of an issued patent (from and after which time the same shall be deemed a Valid Claim subject to paragraphs (a) and (b) above).  For territories outside of the United States the Parties will negotiate in good faith, on a country-by-country basis, the period during which a claim of a pending patent must issue in order for it to be considered a Valid Claim for the purpose of the Agreement.

2.LICENSE

2.1Grant of License.

(a)

Subject to the terms of this Agreement and any retained rights of MGH or the Massachusetts Institute of Technology (“MIT”) under the Underlying Agreement, Juniper hereby grants to Licensee in the License Field in the License Territory:

(i)	an exclusive, royalty-bearing license under the Patent Rights to make, have made, use, have used, sell, have sold, import and have imported Products and Processes;
(ii)	a non-exclusive, royalty-bearing license to use the Technological Information to make, have made, use, have used, sell, have sold, import and have imported Products and Processes; and
(iii)

the right to grant sublicenses under the rights granted in Sections 2.1(a)(i) and 2(a)(ii) to Sublicensees (including the right for Sublicensees to grant further sublicenses consistent with these terms), provided that in each case

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Licensee shall be responsible for the performance of any obligations of Sublicensees relevant to this Agreement as if such performance were carried out by Licensee itself, including, without limitation, the payment of any royalties or other payments provided for hereunder, regardless of whether the terms of any sublicense provide for such amounts to be paid by the Sublicensee directly to Licensee.

(b)	The license granted in Section 2.1(a) includes:
(i)	The right to grant to the final purchaser, user or consumer of Products the right to use such purchased Products within the License Field and License Territory; and
(ii)

the right to grant a Distributor the right to sell, have sold, use, have used, import and have imported (but not to make and have made) such Products and/or Processes for its own benefit in a manner consistent with this Agreement.

Licensee acknowledges that this Agreement does not confer by implication, estoppel, or otherwise, any license or rights to any intellectual property rights, whether belonging to Juniper or any third party, other than those rights expressly stated herein.

(c)

Licensee may permit its Affiliates to exercise all rights granted to Licensee hereunder such that such Affiliates shall have the same license rights granted to Licensee hereunder.  Licensee shall secure all appropriate covenants, obligations and rights from any such Affiliate so that such Affiliate is subject to, and Licensee can comply with, all of Licensee’s covenants and obligations to Juniper under this Agreement.  Licensee shall be responsible for any failure of any of its Affiliates to comply with this Agreement.

2.2Sublicenses.  Each sublicense granted hereunder shall be consistent with and comply with all relevant terms of this Agreement and the Underlying Agreement, shall incorporate terms and conditions sufficient to enable Licensee to comply with this Agreement, shall provide that Licensee shall be responsible for performance of all such obligations and for compliance with all such terms and conditions by Sublicensees.  Licensee shall provide to Juniper a fully signed redacted (to remove content unrelated to obligations due Juniper) copy of all sublicense agreements and amendments thereto, including all exhibits, attachments and related documents, within thirty (30) days of executing the same.  Upon termination of this Agreement or any license granted hereunder for any reason, any Sublicenses shall be addressed in accordance with Section 10.7.

2.3Retained Rights; Requirements.  Any and all licenses granted hereunder are subject to the retained rights and requirements specified in Section 2.3 of the Underlying Agreement.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

2.4Technology Transfer.  Juniper shall, within thirty (30) days of the Effective Date, deliver to Licensee all Technological Information in Juniper’s possession or control, in a form and format as reasonably agreed by the Parties.

3.DUE DILIGENCE OBLIGATIONS

3.1Diligence Requirements.  Licensee shall use, and shall cause its Affiliates and Sublicensees, as applicable, to use, Commercially Reasonable Efforts to develop and make available to the public at least one Product or Processes in the License Territory in the License Field Such efforts shall include achieving the requirements set forth in the table below by the dates specified in the table below.

Diligence Requirements	Time for Completion
(i) Apply for an NDA (as defined below) or PMA on a Product or Process	[***]
(ii) Make a First Commercial Sale or file a second IND on a Product or Process	Within [***] of satisfying Diligence Requirement (i)

Licensee may elect to extend the time period for a particular diligence requirement set forth in the table above by [***] upon written notice to Juniper and payment of a non-refundable extension payment of [***] U.S. dollars ($[***]). The extension of time, once elected and paid for, shall have the effect of extending all subsequent diligence requirements set forth in the table above. Licensee may exercise the extension of time no more than [***] times over the life of this Agreement (not per diligence requirement).

3.2Diligence Failures.  In the event Licensee has materially failed to fulfill any of its obligations under Section 3.1, and subject to resolution under the dispute resolution provisions of Section 12.13 and failure to cure as permitted in Section 10.4, then Juniper may treat such material failure as a default and may terminate this Agreement and/or any license granted to Licensee hereunder in accordance with Section 10.4.

3.3Diligence Reports.  Licensee shall provide all reports with respect to its obligations under Section 3.1 as set forth in Section 5.

4.PAYMENTS AND ROYALTIES

4.1Upfront License Fee.  On the Effective Date, Licensee will make a non-creditable upfront license payment of $250,000 to Juniper.

4.2Annual License Fee.  On the first and second anniversary of the Effective Date, Licensee will make annual an license maintenance fee payment of fifty thousand dollars $50,000 to Juniper.

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On the third anniversary of the Effective Date and each anniversary date thereafter, Licensee will make an annual license maintenance fee payment of $100,000 to Juniper.  The annual license maintenance fees shall be creditable against royalties and other payments due to Juniper in the same calendar year (including milestone payments and Sublicense Income), but may not be carried forward to any other year.

4.3Milestone Payments.  In addition to the payments set forth in Sections 4.1 and 4.2, Licensee shall make milestone payments to Juniper within [***] of the achievement of the milestone events set forth in the table below by Licensee, its Affiliates, or its Sublicensees.  Milestone payments are due only once on a Product-by-Product or Process-by-Process basis.

Milestone Event	Milestone Payment

Completion of a successful Phase 1 Clinical Trial of a Product or Process, completion which shall be deemed to have occurred when the data base for such clinical trial has been locked	$[***]
Completion of a successful Phase 2 Clinical Trial of a Product or Process, completion which shall be deemed to have occurred when the data base for such clinical trial has been locked	$[***]

Completion of first Phase 3 Clinical Trial of a Product or Process that meets criteria required for submission of a New Drug Application (“NDA”), to the United States Food and Drug Administration (“FDA”)

$[***]
NDA filing acceptance by the FDA for a Product or Process	$[***]
NDA approval by the FDA for a Product or Process	$[***]
Regulatory approval for a Product or Process in the European Union	$[***]
First regulatory approval for a Product or Process outside of United States or European Union	$[***]
First Commercial Sale	$[***]

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Achievement of aggregate Net Sales of $[***]	$[***]
Achievement of aggregate Net Sales of $[***]	$[***]

For the avoidance of doubt, each of the milestones payments shall be paid only once on a Product-by-Product or Process-by-Process basis, regardless of the number of disease indications for a Product or Process developed under this Agreement.

4.4Royalties and Sublicense Income.

(a)	During the Royalty Term, Licensee shall pay Juniper royalties based on worldwide Net Sales in each calendar year in accordance with the table below:

Royalty Rate	Annual Worldwide Net Sales
[***]%	<$[***]
[***]%	Portion of Annual Worldwide Net Sales from $[***] but less than $[***]
[***]%	Portion of Annual Worldwide Net Sales from $[***] but less than $[***]
[***]%	Portion of Annual Worldwide Net Sales from $[***] but less than $[***]
[***]%	Portion of Annual Worldwide Net Sales that is $[***] or greater

For an Unpatented Process or Unpatented Product, the applicable royalty rate set forth in the table above will be reduced by [***]%.

(b)

In the event Licensee is responsible for the payment of any royalties to third parties (i) in respect of the manufacture, use, sale or import of Patented Products or Patented Processes, Licensee may reduce royalties payable hereunder by up to [***]percent ([***]%) of royalties owed by Licensee to such third parties, but in no event shall royalties payable to Juniper under this Agreement for Patented Products or Patented Processes be reduced by more than [***] percent ([***]%) and (ii) in respect of the manufacture, use, sale or import of Unpatented Products or Unpatented Processes, Licensee may reduce royalties payable hereunder by royalties owed by to such third parties, but in no event shall royalties payable to Juniper under this Agreement for Unpatented Products or Unpatented Processes be reduced by more than [***] percent ([***]%), and provided further that in no event shall the royalty payable to Juniper with respect to Net Sales of Unpatented Patents and Unpatented Processes be less than [***]%.

(c)	With respect to Sublicensees, Licensee shall pay to Juniper [***] percent ([***]%) of all Sublicense Income received, in lieu of receipt of royalty payments specified above.

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(d)

All payments due to Juniper under this Section 4.4 shall be due and payable by Licensee within [***] after the end of each Reporting Period, and shall be accompanied by a report as set forth in Sections 5.3 and 5.4.

(e)

Upon the expiration of a Royalty Term for a Patented Product or Patented Process in a country, the licenses granted to Licensee under Section 2 with respect to such Patented Product and Patented Process in such country shall be converted into  fully paid-up, royalty-free, irrevocable licenses.

4.5Form of Payment.  All payments due under this Agreement shall be drawn on a United States bank and shall be payable in United States dollars.  Each payment shall reference this Agreement and identify the obligation under this Agreement that the payment satisfies. In respect of Net Sales, conversion by Licensee of foreign currency to U.S. dollars shall be made at the conversion rate existing in the United States, as reported in The Wall Street Journal, on the last working day of the applicable Reporting Period, consistent with GAAP.  Such payments shall be without deduction of exchange, collection or other charges.  Payments shall be made by wire transfer to a bank account designated by Juniper.

4.6Withholding.  If any applicable law requires Licensee to withhold taxes with respect to any payment to be made by Licensee to Juniper pursuant to this Agreement, Licensee will notify Juniper of such withholding requirement prior to making the payment to Juniper and provide such assistance to Juniper, including the provision of such standard documentation as may be required by a tax authority, as may be reasonably necessary in Juniper’s efforts to claim an exemption from or reduction of such taxes.  Licensee will, in accordance with such law, withhold taxes from the amount due, remit such taxes to the appropriate tax authority, and furnish Juniper with proof of payment of such taxes within thirty (30) days following the payment.  If taxes are paid to a tax authority, Licensee shall provide reasonable assistance to Juniper to obtain a refund of taxes withheld, or obtain a credit with respect to taxes paid.

4.7Overdue Payments.  The payments due under this Agreement shall, if overdue, bear interest beginning on the first day following the due date to which such payment was incurred and until payment thereof at a per annum rate equal to [***] above the prime rate in effect on the due date as reported by The Wall Street Journal, such interest rate being compounded on the last day of each Reporting Period, not to exceed the maximum permitted by law.  Any such overdue payments when made shall be accompanied by all interest so accrued.  Said interest and the payment and acceptance thereof shall not preclude Juniper from exercising any other rights it may have as a consequence of the lateness of any payment.

5.REPORTS AND RECORDS

5.1Diligence Reports.  Within thirty  (30) days after the end of each calendar year, Licensee shall report in writing to Juniper on progress made toward achieving the objectives set forth in the Research Plan.

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5.2Milestone Achievement Notification.  Licensee shall report to Juniper the dates on which it achieves the milestone events set forth in Section 4.3 within thirty (30) days of each such occurrence.

5.3Sales Reports.  Licensee shall report to Juniper the date of the First Commercial Sale in each country of the License Territory within thirty  (30) days after such occurrence in a country.  For each country, following the First Commercial Sale in any country, Licensee shall deliver a sales report to Juniper within thirty  (30) days after the end of each Reporting Period with respect to Sales made during such Reporting Period.  Each report under this Section 5.3 shall be certified as correct by an officer of Licensee and shall contain at least the following information as may be pertinent to a royalty accounting hereunder for such Reporting Period:

(a)

the number of Products and Processes Sold by Licensee, its Affiliates and Sublicensees in each country, including breakdown between Patented Products and Unpatented Products and Patented Processes and Unpatented Processes;

(b)

the amounts billed, invoiced and received by Licensee, its Affiliates and Sublicensees for each Product and Process, in each country, and total billings or payments due or made for all Products and Processes;

(c)	calculation of Net Sales for the applicable Reporting Period in each country, including an itemized listing of permitted offsets and deductions; and
(d)	total royalties payable on Net Sales in U.S. dollars, together with the exchange rates used for conversion.

If no amounts are due to Licensee for any Reporting Period, the report shall so state.

5.4Sublicense Income Reports.  Licensee shall, along with delivering payment as set forth in Section 4.4(c), report to Juniper within thirty (30)  days of receipt, the amount of all Sublicense Income received by Licensee, and Licensee’s calculation of the amount due and paid to Juniper from such income, including an itemized listing of the source of income comprising such consideration, and the name and address of each entity making such payments.

5.5Audit Rights.  Licensee shall maintain, and shall cause each of its Affiliates and Sublicensees to maintain, complete and accurate records relating to Sales of Products and Processes and Sublicense Income, and the rights and obligations under Section 4 of this Agreement and any amounts payable to Juniper in relation to this Agreement, which records shall contain sufficient information to permit Juniper to confirm the accuracy of any payments and reports delivered to Juniper.  Licensee shall retain and make available, and shall cause each of its Affiliates and Sublicensees to retain and make available as set forth below, such records for at least [***] ([***]) years following the end of the calendar year to which they pertain, to Juniper upon at least thirty (30) days’ advance written notice, for examination during normal business hours, by independent certified public accountants hired by Juniper and reasonably acceptable to Licensee, its Affiliates and Sublicensees, as the case may be, to verify any reports and payments made and/or

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compliance in other respects under Section 4 of this Agreement.  Licensee may require such accountants to enter into a reasonably acceptable confidentiality agreement, and in no event shall such accountants disclose to Juniper any information, other than such as relates to the accuracy of the corresponding reports pursuant to Section 5.  Such confidentiality agreement shall permit such accountants to perform all activities typically associated with an audit of a license agreement.  The foregoing right of examination may be exercised only once in relation to each twelve (12)-month period during the Term, and no period may be audited more than once, except in the event Juniper has cause for such audit, in which case, the for cause audit shall not count as an audit under this Section 5.5. If any examination conducted by such independent certified public accountants pursuant to the provisions of this Section certifies an underreporting or underpayment of [***] percent ([***]%) or more in any payment due to Juniper hereunder, Licensee shall reimburse Juniper for the reasonable cost of such audit and shall remit any amounts due to Juniper (including interest due in accordance with Section 4.5) within thirty (30) days of receiving a copy of the auditor’s report. This Section shall survive for [***] ([***]) years from expiration or termination of this Agreement.

6.PATENT PROSECUTION AND MAINTENANCE

6.1Prosecution.  MGH shall be responsible for the preparation, filing, prosecution and maintenance of all patent applications and patents included in Patent Rights that are subject to the Underlying Agreement (the “Underlying Patent Rights”) and Licensee shall be responsible for the preparation, filing, prosecution and maintenance of all patent applications and patents included in Patent Rights that are not Underlying Patent Rights.  Licensee shall reimburse Juniper (or if requested by Juniper, MGH directly) for [***] costs incurred in the preparation, filing, maintenance of the patent applications and patents included in the Underlying Patent Rights within thirty (30) days of receipt of an invoice for such costs.  Licensee shall [***] any costs associated with the preparation, filing, maintenance of the patent applications and patents included in the Patent Rights that are not Underlying Patent Rights.  If requested by Licensee, Juniper shall communicate to MGH (or request that MGH allow Licensee to communicate directly with MGH) Licensee’s requests to seek patent protection of any Underlying Patent Rights in any country within the License Territory in which MGH is not prosecuting such Patent Rights (including seeking patent term adjustments, patent term extensions, supplemental patent protection or related extension of rights), and shall use commercially reasonable efforts to advocate on Licensee’s behalf with respect to such requests, if applicable.

6.2Copies of Documents.  With respect to any Underlying Patent Right licensed hereunder, Juniper shall notify MGH in writing of its request that MGH instruct the patent counsel prosecuting such Underlying Patent Right to (i) promptly copy Licensee on all patent prosecution documents that are received from or filed with the United States Patent and Trademark Office and foreign equivalent, as applicable; (ii) promptly provide Licensee with copies of all draft submissions to the patent office prior to filing with reasonably sufficient time for Licensee and its patent counsel to review and provide comments for incorporation into such submission; and (iii) keep Licensee reasonably informed with respect to the preparation, prosecution and maintenance of the Underlying Patent Rights and consult with Licensee, and take any of Licensee’s or its patent

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counsel’s comments and requests into good faith consideration, with respect to the preparation, prosecution and maintenance of the Underlying Patent Rights.  If requested by Licensee, Juniper shall use commercially reasonable efforts to facilitate communications between Licensee and MGH with respect to the Underlying Patent Rights, or shall request that MGH communicate directly with Licensee with respect to the Underlying Patent Rights.

6.3Licensee’s Election Not to Proceed.  Licensee may elect to surrender any patent or patent application in Patent Rights in any country upon sixty (60) days advance written notice to Juniper (“Waived Patent Rights”).  Such notice shall relieve Licensee from the obligation to pay for future patent costs related to such Waived Patent Rights but shall not relieve Licensee from responsibility to pay patent costs incurred prior to the expiration of the sixty (60) day notice period:

(a)

If the Waived Patent Rights are in the [***], such patent application or patent in such country shall thereupon cease to be a Patent Right hereunder and Juniper shall be free to license its rights to that particular U.S. or foreign patent application or patent to any other party on any terms.

(b)

If the Waived Patent Rights are in any other country (i.e., other than a country set forth above in clause (a) above), the licenses granted with respect to such patent application or patent in such other country under Section 2.1(a)(i) shall thereupon become non-exclusive.  For the avoidance of doubt, in the event of a conversion to a nonexclusive license in any such other country, such conversion shall not excuse Licensee from paying royalties on Unpatented Products and Unpatented Processes in such countries at the rates set forth in Section 4.4, and Juniper shall be free to license its rights non-exclusively to that particular patent application or patent in such other country to any other party on any terms.

7.THIRD PARTY INFRINGEMENT AND LEGAL ACTIONS

7.1Licensee Right to Prosecute.  Each Party agrees to immediately notify the other Party in writing upon becoming aware of any infringement of the Patent Rights in the License Field and provide to the other Party all reasonably-available evidence of such infringement.  Licensee shall have the first right, but not the obligation, to protect Patent Rights from infringement and prosecute infringers in the License Field in the License Territory, at its own expense.  Subject to any consent and other requirements set forth in the Underlying Agreement, before commencing such action, Licensee and, as applicable, any Affiliate, shall reasonably consult with Juniper, concerning, among other things, Licensee’s standing to bring suit, the advisability of bringing suit, the selection of counsel and the jurisdiction for such action, and shall use commercially reasonable efforts to accommodate the views of Juniper regarding the proposed action.  If Licensee commences any such action, but is not recognized by the applicable court or other relevant body as having the requisite standing to pursue such action, then at Licensee’s request, Juniper shall join, and if necessary, shall use commercially reasonable efforts to cause MGH to join, in as party-plaintiff or commence such action in its own name and, in either event, cooperate with Licensee, at Licensee’s expense; provided, however,  that Licensee shall indemnify and hold

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Juniper, MGH and MIT harmless from and against any costs and expenses they incur in connection with the defense of any counterclaims filed against them, except for the expense of any independent counsel retained by Juniper, MGH, or MIT in accordance with Section 7.3.

7.2MGH Right to Prosecute.  In the event Licensee notifies Juniper that Licensee does not intend to prosecute infringement identified under Section 7.1, or in the event that Licensee is unsuccessful in persuading the alleged infringer to desist, MGH shall have the right, but not the obligation to prosecute such infringement, as specified in the Underlying Agreement.

7.3 Juniper, MGH and MIT Joined as Party-Plaintiff.  If Licensee elects to commence an action as described in Section 7.1, Juniper, MGH and MIT shall each have, in its sole discretion, the option to join such action as party-plaintiffs.  If Juniper, MGH and MIT are required by law to join such action as party-plaintiffs, Juniper, MGH, or MIT may either (i) in their joint discretion, permit themselves to be joined as party-plaintiffs at the sole expense of Licensee, or (ii) assign to Licensee all of Juniper’s, MGH’s, or MIT’s right, title and interest in and to the Patent Right which is the subject of such action (subject to any government rights under law and any other rights that others may have in such Patent Right).  If Juniper, MGH and MIT make such an assignment, such action by Licensee shall thereafter be brought or continued without Juniper, MGH, or MIT as a party; provided, however, that Juniper, MGH and MIT shall continue to have all rights of prosecution and maintenance with respect to the Patent Rights and Licensee shall continue to meet all of its obligations under this Agreement as if the assigned Patent Right were still licensed to Licensee hereunder.  For the sake of clarity, MGH’s and MIT’s rights specified in this Section only relate to the Underlying Patent Rights.

7.4Notice of Actions; Settlement; Cooperation.  The provisions of Sections 7.4 and 7.5 of the Underlying Agreement regarding notice of actions, settlements and cooperation shall apply this Agreement and are herein incorporated by reference.

7.5Recovery.  Any award paid by third parties as the result of proceedings brought by Licensee under Section 7.1 (whether by way of settlement or otherwise) shall first be applied to reimbursement of any reasonable legal fees and out of pocket costs and expenses incurred by Licensee, then to reimbursement of any reasonable legal fees and out of pocket costs and expenses incurred by Juniper, MGH, or MIT; and any remainder [***].

8.INDEMNIFICATION AND INSURANCE

8.1Indemnification.

(a)

Licensee shall indemnify, defend and hold harmless Juniper and its Affiliates and their directors, officers, employees, agents and their respective successors, heirs and assigns (the “Indemnitees”) from and against any third party claims, actions, demands and proceedings brought or alleged against any of the Indemnitees (each a “Claim”), and shall pay all damages, losses and expenses (including reasonable attorney’s fees and expenses of litigation) (collectively, “Losses”) incurred by or imposed upon an Indemnitee, to the extent such Claim is arising out of or related to

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the exercise of any rights granted to Licensee under this Agreement, including without limitation any theory of product liability (including, but not limited to, actions in the form of contract, tort, warranty, or strict liability) concerning any product, process or service made, used, or sold or performed pursuant to any right or license granted under this Agreement, except to the extent such Losses arise from the breach of this Agreement or gross negligence or willful misconduct of an Indemnitee.

(b)

An Indemnitee that intends to claim indemnification under this Section 8.1 shall promptly notify Licensee of any Claim in respect of which the Indemnitee intends to claim such indemnification reasonably promptly after the Indemnitee is aware thereof (and in any event reasonably before any formal deadline for responding to a such claim has passed), and shall permit Licensee to assume the control of the defense and settlement of such Claim. Licensee shall assume the defense of such Claim with counsel reasonably satisfactory to Juniper; provided, however, that an Indemnitee shall have the right to retain its own counsel and participate in the defense thereof at its own cost and expense, and further provided, that any Indemnitee shall have the right to retain its own counsel, at the expense of Licensee, if representation of such Indemnitee by counsel retained by Licensee would be inappropriate because of a direct adverse conflict of interests of such Indemnitee and any other party represented by such counsel in such action or a related action.

(c)

No Indemnitee may consent to any settlement or judgment of a Claim without the consent of Licensee.  The Indemnitees under this Section 8.1 shall cooperate fully with Licensee and its legal representatives in the investigation and defense of any matter covered by this indemnification.  Licensee agrees to keep Juniper informed of the progress in the defense and disposition of such claim and to reasonably consult with Juniper prior to any proposed settlement.

(d)	This Section 8.1 shall survive expiration or termination of this Agreement.

8.2Insurance.

(a)

Licensee shall, at its sole cost and expense, procure and maintain commercial general liability and products-completed operations liability insurance policy(ies) in amounts set forth below which shall be issued by an insurer licensed to practice in the Commonwealth of Massachusetts, and Juniper shall qualify as a “loss payee” thereunder.  Such insurance shall provide (i) product liability coverage (ii) errors and omissions liability coverage and (iii) contractual liability coverage.  The limits of such insurance shall not be less than [***] Dollars ($[***]) per occurrence with an annual aggregate of [***] Dollars ($[***]) for bodily injury including death; and [***] Dollars ($[***]) per occurrence with an annual aggregate of [***] Dollars ($[***]) for property damage.  If Licensee desires to self-insure all or part of the limits described above (including deductibles or retentions which are in excess of

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$[***] annual aggregate) such self-insurance program must be acceptable to Juniper.  The minimum amounts of insurance coverage required under this Section 8.2 shall not be construed to create a limit of Licensee’s liability with respect to its indemnification under Section 8.1 of this Agreement.

(b)

Licensee shall provide Juniper with written evidence of such insurance upon written request of Juniper.  Licensee shall provide Juniper with written notice at least fifteen (15) days prior to the cancellation, non-renewal or material change in such insurance; if Licensee does not obtain replacement insurance providing comparable coverage prior to the expiration of such fifteen (15) day period, Juniper shall have the right to terminate this Agreement effective at the end of such fifteen (15) day period without notice or any additional waiting periods.

(c)

Licensee shall maintain such commercial general liability insurance beyond the expiration or termination of this Agreement during (i) the period that any such product, process, or service is being commercially distributed, sold, leased or otherwise transferred, or performed or used (other than for the purpose of obtaining regulatory approvals), by Licensee or an Affiliate, Sublicensee, or agent of Licensee and (ii) a reasonable period after the period referred to in (c) (i) above which in no event shall be less than [***] ([***]) [***].

(d)	This Section 8.2 shall survive expiration or termination of this Agreement.

9.WARRANTIES; DISCLAIMER OF WARRANTIES; LIMITATION OF LIABILITY

9.1Juniper Warranties.  To the best actual knowledge of Juniper on the Effective Date, Juniper represents and warrants that Juniper is the exclusive licensee of the Underlying Patent Rights.  Juniper represents and warrants that, as of the Effective Date, (i) it owns all right, title and interest in and to the patents and patent applications in the Patent Rights that are not Underlying Patent Rights, and that it has not granted any rights to any third party to such Patent Rights; (ii) Juniper has not received any written notice of any current claims, liens or encumbrances with respect to the Patent Rights, (iii) Juniper has received no current written claims of a third party to rights in the Patent Rights, (iv) to its best actual knowledge the Patent Rights are subsisting; (v) Juniper has not received any written claim or notice that the Patent Rights are invalid or unenforceable, and (vi) Juniper has not received any notice of any current claims, liens or encumbrances with respect to the rights and licenses to the Patent Rights granted to Licensee hereunder.  Additionally, Juniper represents and warrants to Licensee that (a) Juniper has made available to Licensee all Technological Information in Juniper’s possession and control pursuant to Section 2.4, (b) Juniper has not intentionally withheld any information in its control that is material to the Patent Rights and Technological Information, and (c) to Juniper’s best actual knowledge, all information disclosed to Licensee prior to the Effective Date by Juniper relating to the Patent Rights and Technological Information is true and accurate as of the date of disclosure.

9.2Mutual Warranties.  Each Party represents and warrants to the other Party that:

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(a)

this Agreement has been duly executed and delivered by and on behalf of such Party and constitutes a legal, valid, and binding obligation of such Party and is enforceable against it in accordance with its terms, subject to the effects of bankruptcy, insolvency, or other laws of general application affecting the enforcement of creditor rights and judicial principles affecting the availability of specific performance and general principles of equity;

(b)	such Party has taken all corporate action necessary to authorize the execution and delivery of this Agreement; and
(c)

such Party’s execution and delivery of this Agreement and the performance of such Party’s obligations hereunder (i) do not conflict with or violate any requirement of applicable law or any provision of the articles of incorporation, bylaws, limited partnership agreement, or any similar instrument of such Party, as applicable, in any material way, and (ii) do not conflict with, violate, or breach or constitute a default or require any consent under, any applicable law or any contractual obligation or court or administrative order by which such Party is bound.

9.3No Warranties.  EXCEPT WITH RESPECT TO THE EXPRESS WARRANTIES MADE IN SECTION 9.1 AND SECTION 9.2, JUNIPER MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, CONCERNING THE PATENT RIGHTS AND THE RIGHTS GRANTED HEREUNDER, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT, VALIDITY OF PATENT RIGHTS CLAIMS, WHETHER ISSUED OR PENDING, AND THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, AND HEREBY DISCLAIMS THE SAME.  SPECIFICALLY, AND NOT TO LIMIT THE FOREGOING, JUNIPER MAKES NO WARRANTY OR REPRESENTATION (i) REGARDING THE VALIDITY OR SCOPE OF ANY OF THE CLAIM(S), WHETHER ISSUED OR PENDING, OF ANY OF THE PATENT RIGHTS, AND (ii) THAT THE EXPLOITATION OF THE PATENT RIGHTS OR ANY PRODUCT OR PROCESS WILL NOT INFRINGE ANY PATENTS OR OTHER INTELLECTUAL PROPERTY RIGHTS OF ANY THIRD PARTY.

9.4

Limitation of Liability.  IN NO EVENT SHALL JUNIPER OR LICENSEE OR ANY OF THEIR AFFILIATES OR ANY OF THEIR DIRECTORS, OFFICERS, MEDICAL OR EMPLOYEES, CONSULTANTS AND AGENTS BE LIABLE HEREUNDER FOR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND ARISING IN ANYWAY OUT OF THIS AGREEMENT OR THE LICENSE OR RIGHTS GRANTED HEREUNDER, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY, INCLUDING WITHOUT LIMITATION ECONOMIC DAMAGES OR INJURY TO PROPERTY OR LOST PROFITS, REGARDLESS OF WHETHER SUCH PARTY SHALL BE ADVISED, SHALL HAVE OTHER REASON TO KNOW, OR IN FACT SHALL KNOW OF THE POSSIBILITY OF THE FOREGOING; PROVIDED HOWEVER THAT NOTHING IN THIS SECTION 9.4

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SHALL BE CONSTRUED TO LIMIT LICENSEE’S INDEMNIFICATION OBLIGATIONS UNDER SECTION 8 WITH RESPECT TO THIRD PARTY CLAIMS.

10.TERM AND TERMINATION

10.1Term.  The term of the Agreement will commence upon the Effective Date and continue on a country-by-country basis until the later of (a) expiration of the last-to-expire Valid Claim in such country, or (b) ten (10) years from the date of first commercial sale of a Product or Process in such country, unless this Agreement is terminated earlier in accordance with any of the other provisions of Section 10.  Upon expiration per this Section 10.1, the licenses granted herein shall convert automatically to fully-paid irrevocable licenses.  For clarity, the grant conversion of this Section 10.1 shall not apply if the Agreement is terminated pursuant to Sections 10.2, 10.3 or 10.4.

10.2Termination for Failure to Pay.  If Licensee fails to make any payment due hereunder, Juniper shall have the right to terminate this Agreement upon thirty (30) days written notice, unless, subject to Licensee’s right to dispute such payment under the provisions of Section 12.13, Licensee makes such payments plus any interest due, as set forth in Section 4.7, within said thirty (30) day notice period.  If undisputed payments are not made, Juniper may immediately terminate this Agreement at the end of said thirty (30) day period.  Licensee shall be entitled to two (2) such cure periods in a calendar year; for a third failure to make an undisputed payment on time in such calendar year, Juniper shall have the right to terminate this Agreement immediately upon written notice.

10.3Termination for Insurance and Insolvency.

(a)	Insurance. Juniper shall have the right to terminate this Agreement in accordance with Section 8.2(b) if Licensee fails to maintain the insurance required by Section 8.2(b).
(b)

Insolvency and other Bankruptcy Related Events.  Juniper shall have the right to terminate this Agreement immediately upon written notice to Licensee with no further notice obligation or opportunity to cure if Licensee: (i) shall become insolvent; (ii) shall make an assignment for the benefit of creditors; or (iii) or shall have a petition in bankruptcy filed for or against it, which petition is not dismissed within ninety (90) days.

10.4Termination for Non-Financial Default.  If Licensee or any of its Affiliates materially breaches any of its obligations under this Agreement not otherwise covered by the provisions of Section 10.2 and 10.3, and if such material breach has not been cured within sixty (60) days after notice by Juniper in writing of such breach, or if Licensee has not undertaken a plan to cure such breach that is reasonably acceptable to Juniper, then Juniper may immediately terminate this Agreement and/or any license granted hereunder at the end of said sixty (60) day cure period.  If Juniper notifies Licensee of a material breach as described herein, the Parties shall promptly meet in an effort to resolve any good faith dispute with respect to such breach in accordance with Section 12.13.

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10.5Challenging Validity.  During the term of this Agreement, Licensee shall not Challenge, and shall restrict its Affiliates and Sublicensees from Challenging, the Patent Rights and in the event of any breach of this provision, Juniper shall have the right to terminate this Agreement and any license (and sublicense in the case of a challenge from a Sublicensee) granted hereunder immediately.  In addition, if the Patent Rights are upheld as a result of the Challenge Licensee shall reimburse Juniper for its reasonable legal costs and expenses incurred in defending any such challenge.  Licensee or its Affiliate or a Sublicensee will be deemed to have made a “Challenge” of the Patent Rights if such entity: (a) institutes or voluntarily joins as a party to, or causes its counsel to institute on Licensee’s or its Affiliate’s or Sublicensee’s behalf, any interference, opposition, re-examination, post-grant review or similar proceeding with respect to any Patent Right with the U.S. Patent and Trademark Office or any foreign patent office; or (b) makes any filing or institutes or voluntarily joins as a party to any legal proceeding, or causes its counsel to make any filing or institute or voluntarily join as a party to any legal proceeding on Licensee’s or its Affiliate’s or Sublicensee’s behalf, with a court or other governmental body having authority to determine the validity, enforceability or scope of the Patent Rights, in which one or more claims or allegations challenges the validity or enforceability of any Patent Rights.  Notwithstanding the foregoing, any response by Licensee, its Affiliates or Sublicensee in response to any suit, proceeding, or other action brought directly or indirectly by Juniper or any of its Affiliates or MGH against Licensee, its Affiliates or Sublicensee shall not be deemed a Challenge.

10.6Termination by Licensee.  Licensee shall have the right to terminate this Agreement on a country-by-country basis by giving one hundred eighty (180) days advance written notice to Juniper (but if such termination occurs prior to receipt of marketing approval in the United States, then such notice period shall be ninety (90) days’), and upon such termination shall immediately cease all use and Sales of Products and Processes in such country, subject to Section 10.9.

10.7Effect of Termination.

(a)

In the event the Agreement is terminated by Licensee in accordance with Section 10.6, and in the event of termination of this Agreement by Juniper in the event of material uncured breach by Licensee pursuant to Section 10.4, Juniper will have a full access, including the right to use and reference all Product data generated during the term of the Agreement that is owned by Licensee.  Upon the termination of this Agreement, any and all sublicenses granted pursuant to Section 2.1 to a Sublicensee that has operations directed to the research and development of pharmaceutical drug products or is a distributor of such products shall remain in effect and be assigned on substantially the same terms with Juniper deemed for all purposes to be the licensor thereunder provided that (i) Sublicensee is in good standing under its sublicense agreement at the time of termination; (ii) the sublicense is consistent with the terms of this Agreement; (iii) Juniper shall have no obligations under such sublicenses other than to preserve the effectiveness, scope, and validity of the licenses granted therein under the Patent Rights and Technological Information; (iv) the relevant sublicense(s), when taken together, provide Juniper with similar benefits as this Agreement, (v) Juniper shall not

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assume any obligation of Licensee to such Sublicensee pursuant to any representation, warranty or indemnification provision; and (vi) further provided that such Sublicensee enters into an agreement directly with Juniper to effectuate such assignment.  Juniper shall be entitled to all payments due to Licensee (but excluding any duplicate payments) from each Sublicensee under any such sublicense in accordance with the terms of such sublicense; and such sublicense shall be deemed assigned to Juniper if necessary to ensure continued payments.

(b)

In the event the Underlying Agreement is terminated, this Agreement shall remain in effect and be assigned on substantially the same terms to MGH, with MGH deemed for all purposes to be the licensor hereunder provided that (i) Licensee is in good standing under this Agreement at the time of termination; (ii) this Agreement is consistent with the terms of the Underlying Agreement; (iii) MGH shall have no obligations under this Agreement other than to preserve the effectiveness, scope, and validity of the licenses granted therein under the Patent Rights and Technological Information; (iv) this Agreement provides MGH with similar or greater benefits than under the Underlying Agreement, including without limitation, with respect to reimbursement of patent costs; (v) neither MGH nor MIT (as defined in the Underlying Agreement) shall assume any obligation of Juniper to Licensee pursuant to any representation, warranty or indemnification provision; and (vi) further provided that Licensee enters into an agreement directly with MGH to effectuate such assignment. MGH shall be entitled to all payments due Juniper and MGH (but excluding any duplicate payments) from Licensee under this Agreement in accordance with the terms of this Agreement.

10.8Effects of Termination of Agreement.  Upon termination of this Agreement or any of the licenses hereunder for any reason, final reports in accordance with Section 5 shall be submitted to Juniper and all royalties and other payments, accrued or due to Juniper as of the termination date shall become immediately payable.  Licensee shall cease, and shall cause its Affiliates and Sublicensees to cease under any sublicense granted by Licensee, all Sales and uses of Products and Processes upon such termination, subject to Sections 10.7 and 10.9.  The termination or expiration of this Agreement or any license granted hereunder shall not relieve Licensee, its Affiliates or Sublicensees of obligations arising before such termination or expiration.

10.9Inventory.  Upon early termination of this Agreement other than pursuant to Section 10.4, Licensee and its Affiliates and Sublicensees, subject to Section 10.7, may complete and sell any work-in-progress and inventory of Products that exist as of the effective date of termination provided that (i) Licensee pays Juniper the applicable running royalty or other amounts due on such Net Sales in accordance with the terms and conditions of this Agreement, and (ii) Licensee and its Affiliates and Sublicensees, subject to Section 10.7, shall complete and sell all work-in-progress and inventory of Products within [***] ([***]) [***] after the effective date of termination.  Upon expiration of this Agreement, Licensee shall pay to Juniper the royalties set forth in Section 4.4 for Sales of any Product that was in inventory or was a work-in progress on the date of expiration of the Agreement.

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10.10Section 365(n) of the Bankruptcy Code.  All rights and licenses granted under or pursuant to any section of this Agreement are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of rights to “intellectual property” as defined under Section 101(35A) of the U.S. Bankruptcy Code to the extent permitted thereunder, and as a licensee of such rights under this Agreement, Licensee shall retain and may fully exercise all of its rights and elections under the United States Bankruptcy Code or any applicable foreign equivalent thereof. The parties shall retain and may fully exercise all of their respective rights and elections under the U.S. Bankruptcy Code.  Upon the bankruptcy of any party, the non-bankrupt party shall further be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property, and such, if not already in its possession, shall be promptly delivered to the non-bankrupt party, unless the bankrupt party elects to continue, and continues, to perform all of its obligations under this Agreement.

11.COMPLIANCE WITH LAW

11.1Compliance.  Licensee shall have the sole obligation for compliance with, and shall ensure that any Affiliates and Sublicensees comply with, all government statutes and regulations that govern Products and Processes, including, but not limited to, those of the Food and Drug Administration and the Export Administration, as amended, and any applicable laws and regulations of any other country in the License Territory.  Licensee agrees that it shall be solely responsible for obtaining any necessary licenses to export, re-export, or import Products or Processes covered by Patent Rights and/or Confidential Information.  Licensee shall indemnify and hold harmless Juniper (in accordance with Section 8) for any breach of Licensee’s obligations under this Section 11.1.

11.2Patent Numbers. To the extent required by applicable law , Licensee shall use commercially reasonable efforts to properly mark all Products or their packaging in accordance with the applicable patent marking laws.

12.MISCELLANEOUS

12.1Confidentiality.  Each Party shall treat all information received from the other Party in connection with this Agreement in accordance with the provisions of Exhibit C.  Licensee agrees to treat all information related to prosecution and maintenance of Patent Rights as Confidential Information in accordance with the provisions of Exhibit C.  Juniper agrees to treat all information received by in reports delivered under Section 5 as Licensee’s Confidential Information in accordance with the provisions of Exhibit C.

12.2Entire Agreement.  This Agreement constitutes the entire understanding between the Parties with respect to the subject matter hereof.

12.3Notices.  Any notices, waivers, or other legal or formal communications required under or pertaining to this Agreement shall be in writing and shall be delivered by hand, or sent by a reputable overnight mail service (e.g., Federal Express), or by first class mail (certified or registered), or by facsimile confirmed by one of the foregoing methods, to the other party.  Notices

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will be deemed effective (a) three (3) working days after deposit, postage prepaid, if mailed, (b) the next day if sent by overnight mail, or (c) the same day if sent by facsimile and confirmed as set forth above or delivered by hand.  Unless changed in writing in accordance with this Section, the notice address for Licensee shall be as follows:

If to Licensee:

Daré Bioscience, Inc.

11119 North Torrey Pines Road

La Jolla, California 92037

Attention: Chief Executive Officer

If to Juniper:

Juniper Pharmaceuticals, Inc.

33 Arch Street

Boston, MA  02110

Attn:  Chief Financial Officer

12.4Amendment; Waiver.  This Agreement may be amended and any of its terms or conditions may be waived only by a written instrument executed by an authorized signatory of the Parties or, in the case of a waiver, by the Party waiving compliance.   The failure of either Party at any time or times to require performance of any provision hereof shall in no matter affect its rights at a later time to enforce the same.  No waiver by either Patty of any condition or term shall be deemed as a further or continuing waiver of such condition or term or of any other condition or term.

12.5Binding Effect.  This Agreement shall be binding upon and inure to the benefit of and be enforceable by the Parties hereto and their respective permitted successors and assigns.

12.6Assignment.  This Agreement may not be assigned by either Party without the other Party’s written consent, provided that no such consent of the other Party will be required for assignment of the Agreement (a) in connection with the transfer or sale of all or substantially all of the assets or business of such Party to which this Agreement relates to a third party, whether by merger, sale of stock, sale of assets or otherwise, or (b) to any Affiliate.

12.7Force Majeure.  Neither Party shall be responsible for delays resulting from causes beyond the reasonable control of such Party (which shall not relate to delays in payment), including without limitation fire, explosion, flood, war, sabotage, terrorism, strike or riot, provided that the nonperforming Party uses commercially reasonable efforts to avoid or remove such causes of nonperformance and continues performance under this Agreement with reasonable dispatch whenever such causes are removed.

12.8Governing Law.  This Agreement shall be governed by and construed and interpreted in accordance with the laws of the Commonwealth of Massachusetts, excluding with respect to conflict of laws, except that questions affecting the construction and effect of any patent shall be determined by the law of the country in which the patent shall have been granted.

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12.9U.S. Manufacturing.  Licensee agrees that any Products or Processes used or sold in the United States will be manufactured substantially in the United States to the extent required by law and to the extent not subject to a waiver granted under applicable law.

12.10Severability.  If any provision(s) of this Agreement are or become invalid, are ruled illegal by any court of competent jurisdiction or are deemed unenforceable under then current applicable law from time to time in effect during the term hereof, it is the intention of the parties that the remainder of this Agreement shall not be effected thereby.  It is further the intention of the parties that in lieu of each such provision which is invalid, illegal or unenforceable, there be substituted or added as part of this Agreement a provision which shall be as similar as possible in economic and business objectives as intended by the parties to such invalid, illegal or enforceable provision, but shall be valid, legal and enforceable.

12.11Survival.  In addition to any specific survival references in this Agreement, Sections 2.3, 5.5, 8, 9.4, 10.7, 10.8, 10.9, 10.10 and 12 shall survive termination or expiration of this Agreement.  Any other rights, responsibilities, obligations, covenants and warranties which by their nature should survive this Agreement shall similarly survive and remain in effect.

12.12Interpretation.  The parties hereto are sophisticated, have had the opportunity to consult legal counsel with respect to this transaction and hereby waive any presumptions of any statutory or common law rule relating to the interpretation of contracts against the drafter.

12.13 Headings.  All headings are for convenience only and shall not affect the meaning of any provision of this Agreement.

12.13Dispute Resolution.

(a)

Any dispute or issue relating to or in connection with this Agreement (a “Dispute”) shall initially be referred to Licensee’s CEO and Juniper’s CEO to resolve the Dispute.  However, notwithstanding any of the terms of this Section 12.13 and without limiting any other remedies that may be available, each Party shall have the light to seek immediate injunctive relief and other equitable relief from any court of competent jurisdiction to enjoin any breach or violation of this Agreement concerning confidential information or any other intellectual property licensed under this Agreement, without any obligation to undertake extra-judicial dispute resolution of any such Dispute or claim or otherwise to comply with this Section 12.13.  It is understood and agreed that during the pendency of a Dispute pursuant to this Section 12.13, the terms and conditions of this Agreement shall remain in effect and the Parties shall continue to perform all of their respective obligations hereunder.

(b)

If Licensee’s CEO and Juniper’s CEO are unable to resolve the Dispute within forty-five (45) days after such referral, then each Party shall have the right to seek other  relief, including equitable relief, from any court of competent jurisdiction.

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(c)	Each Party shall bear its own costs in obtaining the dispute resolution, as outlined above.

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

Juniper Pharmaceuticals, Inc.		Daré Bioscience, Inc.
By:	/s/ Alicia Secor	By:	/s/ Sabrina Martucci Johnson
Name:	Alicia Secor	Name:	Sabrina Martucci Johnson
Title:	CEO	Title:	President and CEO
Date:	April 24, 2018	Date:	April 24, 2018

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Exhibit A

PATENT RIGHTS

[***]

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Exhibit B

Technological Information

1.

Documents provided by Juniper Pharmaceuticals to Dare Bioscience including: reports, data summaries, Certificate of Analysis, test methods, protocols, data, product and test specifications, manufacturing records and data, equipment specifications, know-how, and other information or intellectual property for which no patent has been filed whether or not patentable, pertaining to the vaginal ring technology platform that is required to manufacture said product to the required standards and specifications required by global regulatory authorities

2.	Use of alternative EVA sources which have demonstrated comparable performance within the IVR configurations developed to date.

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Exhibit C

CONFIDENTIALITY TERMS AND CONDITIONS

1. Definition of Confidential Information.  “Confidential Information” shall mean any information, whether written or oral, including but not limited to data, techniques, protocols or results, or business, financial, commercial or technical information, disclosed or made available by one Party (each a “Discloser” as applicable) to the other Party (each a “Recipient” as applicable) in connection with the terms of that certain Exclusive License Agreement dated April ___, 2018, as the same may be amended or restated from time to time (the “License Agreement”).  Juniper’s Confidential Information shall also include all information disclosed by Juniper to Licensee in connection with the Patent Rights.  Capitalized terms used in this Exhibit that are not otherwise defined herein have the meanings ascribed in the License Agreement to which this Exhibit is attached and made a part thereof.

2. Exclusions.  Confidential Information under this Agreement shall not include any information that (i) is or becomes publicly available through no wrongful act of Recipient; (ii) was known by Recipient prior to disclosure by Discloser, as evidenced by records kept in the ordinary course of Recipient’s business; (iii) becomes known to Recipient after disclosure from a third party having an apparent bona fide right to disclose it without duty of obligation to the Discloser; or (iv) is independently developed or discovered by Recipient without use of Discloser’s Confidential Information, as evidenced by  records kept in the ordinary course of Recipient’s business.

Specific Confidential Information disclosed to the Recipient shall not be deemed to be within any of the foregoing exceptions merely because it is (a) embraced by more general information in the public domain or in the Recipient’s possession; (b) a combination of features or data that can be pieced together by combining individual features or data from multiple sources in the public domain or in the Recipient’s possession to reconstruct the Confidential Information, but none of which shows the entire combination; and/or (c) a selection or part of a document or embodiment where other information in the same document or embodiment becomes part of the public domain or in the Recipient’s possession.

3. Permitted Purpose.  Recipient shall have the right to, and agrees that it will, use Discloser’s Confidential Information, solely  to perform its obligations and exercise its rights under the License Agreement.

4. Restrictions.  For the term of the License Agreement and a period of ten (10) years thereafter (and indefinitely with respect to any individually identifiable health information), each Recipient agrees that: (i) it will not use such Confidential Information for any purpose other than as specified herein, including without

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limitation for its own benefit or the benefit of any other person or entity; and (ii) it will use reasonable efforts (but no less than the efforts used to protect its own confidential and/or proprietary information of a similar nature) not to disclose such Confidential Information to any other person or entity except as expressly permitted hereunder.  Recipient may disclose Discloser’s Confidential Information only on a need-to-know basis to its and its Affiliates’ employees and agents (“Receiving Individuals”) who are informed of the confidential nature of such information, provided Recipient shall be responsible for compliance by Receiving Individuals with the terms of this Agreement and any breach thereof.  Notwithstanding the foregoing, either Party may disclose Confidential Information regarding the existence and content of the License Agreement, to the extent applicable, to investors, potential institutional investors, Sublicensees, potential Sublicensees, partners, potential partners, bankers, financial institutions, and acquirers and potential acquirers of the Licensee, or as required under applicable law.

Each Party further agrees not to use the name of the other party or any of its Affiliates or any of their respective directors, officers, employees, consultants or agents in any advertising, promotional or sales literature, publicity or in any document employed to obtain funds or financing without the prior written approval of the party or individual whose name is to be used .  Notwithstanding the foregoing, each Party may use the name of the other Party and its Affiliates in a non-misleading and factual manner, including in accordance with security laws and regulations, and Licensee may disclose the existence of this Agreement in furtherance of its business purposes.

Notwithstanding anything contained in this Agreement to the contrary, this Agreement shall not prohibit the Recipient from disclosing Confidential Information to the extent required in order for the Recipient to comply with applicable laws and regulations (including, without limitation, stock exchange rules or the rules of any regulatory or self-regulatory authority), provided that the Recipient provides prior written notice of such required disclosure to the Discloser and takes reasonable and lawful actions to avoid and/or minimize the extent of such disclosure.

5. Right to Disclose.  Discloser represents that to the best of its knowledge it has the right to disclose to the Recipient all of Discloser’s Confidential Information that is disclosed hereunder.

6. Ownership.  All Confidential Information disclosed pursuant to this Agreement, including without limitation all written and tangible forms thereof, shall be and remain the property of the Discloser.  Upon termination of this Agreement, if requested by Discloser in writing, Recipient shall return or destroy at Discloser’s

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discretion all of Discloser’s Confidential Information, provided that Recipient shall be entitled to keep one copy of such Confidential Information in a secure location solely for the purpose of determining Recipient’s legal obligations hereunder.